UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) March 18, 1999
                                                 ---------------

                              MERITAGE CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Maryland                     1-9977                     86-0611231
----------------------------        -----------              -------------------
(State or other jurisdiction        (Commission                 (IRS Employer
     of incorporation)              File Number)             Identification No.)



6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona          85250
----------------------------------------------------------        ---------
      (Address of principal executive offices)                    (Zip Code)



Registrant's telephone number, including area code (602) 998-8700
                                                  ---------------

                                      NONE
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)

ITEMS 1-4. Not Applicable.


ITEM 5. Other Events.

         William Cleverly has resigned as Managing Director of Meritage Corporation effective as of March 18, 1999. As a result of Mr. Cleverly's resignation, the corporate leadership responsibilities will be divided equally between John R. Landon and Steven J. Hilton, also Managing Directors. Mr. Cleverly will continue to serve on the Company's Board of Directors and as a consultant to the Company. In connection with Mr. Cleverly's resignation, the Company agreed to buy out his employment agreement dated December 31, 1996 for the sum of $656,375 which will be expensed in the first quarter of 1999. Mr. Cleverly's resignation is more fully described in the press release included herein as Exhibit 99.1.

ITEM 6. Not Applicable.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

          (a)  Not Applicable

          (b)  Not Applicable

          (c)  Exhibits
                                                                   Exhibit No.
                                                                   -----------
               Separation and Consulting  Agreement  between
               the Company and William  Cleverly dated March
               18, 1999.                                              10.1

               Press Release dated March 18, 1999.                    99.1

ITEM 8. Not Applicable

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    MERITAGE CORPORATION


Date: March 23, 1999.               By:/s/ Larry W. Seay
                                       ---------------------------------
                                           Larry W. Seay
                                           Vice President of Finance and
                                           Chief Financial Officer